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                                   EXHIBIT 3.7



                                                                  NUMBER: 330743


                                     [Logo]


                                  CERTIFICATE
                                       OF
                                 CHANGE OF NAME
                                   COMPANY ACT



          CANADA
PROVINCE OF BRITISH COLUMBIA





                              I HEREBY CERTIFY THAT

                          EAST COAST EXPLORATIONS LTD.

                        has this day changed its name to

                           SUMMO MINERALS CORPORATION




                             ISSUED UNDER MY HAND AT VICTORIA, BRITISH COLUMBIA
                                              ON OCTOBER 15, 1993



                                                  /s/ John S. Powell


                                                      JOHN S. POWELL
                                                  REGISTRAR OF COMPANIES